Free Writing Prospectus	Filed Pursuant to Rule 433(d)

Registration Statement No. 333-157296

January 26, 2010

ANNOUNCEMENT ON THE RATINGS OUTLOOK OF JAPAN

Standard & Poor’s Ratings Services (“S&P”) today revised to negative from stable its outlook on the “AA” long-term rating on Japan. At the same time, S&P affirmed its “AA” long-term and “A-1+” short-term local and foreign currency sovereign credit ratings on Japan.

Japan Finance Corporation (JFC) has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents JFC has filed with the SEC for more complete information about JFC and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, JFC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Ltd. at +44-207-7793130.